KRAMER LEVIN NAFTALIS & FRANKEL LLP
                               919 THIRD AVENUE
                         NEW YORK, N.Y. 10022 - 3852

                                                      47, Avenue Hoche
TEL (212) 715-9100                                    75008 Paris
FAX (212) 715-8000                                      France

                                 June 1, 2001




The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

            Re:   The Victory Portfolios
                  Registration Statement on Form N-14
                  Relating to Intermediate Income Fund
                  ------------------------------------

Gentlemen:

      We hereby consent to the reference of our firm as Counsel in this Registration Statement on Form N-14.

                                    Very truly yours,




                                    /s/ Kramer Levin Naftalis & Frankel LLP